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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Friday, January 17, 2003, 5:00 p.m. Eastern Time

Contact: Anthony D. Borzillo
         Holiday RV Superstores
         954.522.9903

Source:  Holiday RV Superstores

         HOLIDAY RV ANNOUNCES STATUS OF LOAN AGREEMENT AND OTHER MATTERS

         LINCOLNSHIRE, IL, January 17, 2003 - Holiday RV Superstores, Inc. (Nasdaq: RVEE) announced today that the Company's major investor has advanced an additional $1.3 million to the Company pursuant to an amendment to the Loan Agreement between the Company and the investor. The Company will use the $1.3 million advance to pay certain indebtedness of the Company. The Company is obligated to reduce the principal amount of the debt owed under the Loan Agreement from the proceeds of sales of certain inventory and certain other assets owned by the Company. After the $1.3 million advance, the Company owes the investor approximately $12.3 million under the Loan Agreement which, pursuant to the amendment, is payable upon demand and all of which is senior secured debt. In addition, the Company is in default on an additional $5.1 million in secured debt owed to the investor.

         As stated above, the Company is currently in default on a $5.1 million loan owed to the investor. Further, the $12.3 million owed to the investor is due and payable upon demand. There can be no assurance as to the actions which the investor may take with regard to the loans. The Company does not have the funds to repay either of these loans and therefore, if the investor were to demand the Company to repay either of these loans, such action would have a material adverse consequence on the Company and raise substantial doubts as to the Company's ability to continue as a going concern.

         Pursuant to the amendment to the Loan Agreement, the investor has agreed to convert the shares of Series A and Series AA-2 Preferred Stock, plus accrued dividends, which he owns into an aggregate of 5,308,940 shares of the Company's common stock. Additionally, concurrent with the conversion of the major investor's shares of Preferred Stock, a second holder of shares of the Company's Series A Preferred Stock will convert his preferred shares into 806,452 shares of the Company's common stock.

         After these transactions, the investor will hold of record 71.1% of the outstanding common stock of the Company. As a result, since the Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting, the investor will be in a position to elect the entire Board of Directors of the Company and thereby control the Company.

         The Company also announced today that its Board of Directors has organized a Special Oversight Committee, consisting of the members of the Company's Audit Committee. The Special Oversight Committee has been directed to oversee management's activities in connection with the daily operations of the Company.

         As previously announced, the Company has received a staff determination from The NasdaqStock Market that its common stock is subject to delisting from the Nasdaq SmallCap Market. The Company has previously requested a hearing before the Nasdaq Listing Qualifications Panel in an effort to continue its listing.

         As of this date, the Company is evaluating whether it is in the best interests of the Company to continue to pursue the Company's previously





                             Corporate Headquarters
   100 Tri-State International Drive, Suite 115 o Lincolnshire, Illinois 60069
              Telephone: (847) 948-1684 o Facsimile (847) 948-1687


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announced appeal, since it appears unlikely, based upon the Company's current situation, that the Company will be able to show current and future compliance with the Nasdaq Marketplace Rules requiring that the Company maintain certain minimum stockholders' equity and market value of publicly held shares. While no decision has yet been made as to whether to abandon the hearing and accept a delisting of the Company's common stock from the Nasdaq SmallCap Market, it now appears probable that the Company's common stock will be delisted. If the Company's common stock is delisted from the Nasdaq SmallCap Market, the Company expects that its common stock would be quoted on the Bulletin Board maintained by the NASD and on the "pink sheets" published by the National Quotations Bureau.

ABOUT HOLIDAY RV

Holiday RV operates retail stores in Florida, Kentucky, New Mexico, South Carolina, and West Virginia. Holiday RV, the nation's only publicly traded national retailer of recreational vehicles and boats, sells, services and finances more than 90 RV brands.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE DEVELOPMENTS AND THEIR POTENTIAL EFFECTS ON THE COMPANY. THERE CAN BE NO ASSURANCE THESE EXPECTATIONS AND BELIEFS ABOUT FUTURE EVENTS ARE ACCURATE. ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES (SOME OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY) AND ARE SUBJECT TO CHANGE BASED UPON VARIOUS FACTORS. THESE FACTORS INCLUDE THE FOLLOWING: THE FACT THAT OUR AUDITORS HAVE EXPRESSED DOUBT CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN; OUR ABILITY TO OBTAIN SUFFICIENT WORKING CAPITAL FROM OPERATIONS AND OTHER SOURCES TO MEET OUR OPERATING REQUIREMENTS; OUR ABILITY TO SERVICE OUR DEBT, INCLUDING DEBT DUE ON DEMAND AND DEBT CURRENTLY IN DEFAULT; OUR ABILITY TO SUCCESSFULLY RESTRUCTURE OUR DEBT ON TERMS ACCEPTABLE TO THE COMPANY AND TO SERVICE SUCH RESTRUCTURED DEBT; OUR ABILITY TO OBTAIN NEW FLOOR PLAN FINANCING FOR FUTURE PURCHASES OF INVENTORY; OUR ABILITY TO MAINTAIN GOOD RELATIONSHIPS WITH OUR VENDORS AND CUSTOMERS; COMPETITION IN THE RV RETAIL MARKET, INCLUDING PRICING PRESSURES; AND GENERAL ECONOMIC FACTORS WHICH AFFECT THE RV INDUSTRY. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FOR A MORE DETAILED DISCUSSION OF SOME OF THE ONGOING RISKS AND UNCERTAINTIES OF THE COMPANY'S BUSINESS, PLEASE SEE OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                             Corporate Headquarters
   100 Tri-State International Drive, Suite 115 o Lincolnshire, Illinois 60069
              Telephone: (847) 948-1684 o Facsimile (847) 948-1687